Exhibit 99.1

PRESS RELEASE

Autoliv adapts to new business conditions and reiterates full-year indications

(Stockholm, Sweden, June 20, 2022) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, is adapting to new business conditions and is beginning to see results from its price increase negotiations with customers to offset inflationary pressures.

Market and business update

Year-to-date, global LVP has been limited by supply side issues and COVID-19 related lockdowns in China, rather than by underlying market demand issues. The lockdowns in China have affected the LVP more negatively than expected. This led to more than 40% year-over-year Chinese LVP decline in April. May saw a recovery to around flat vs. May 2021. IHS Markit’s latest update for the second quarter LVP in China is 11% lower than it was in April, when our Q1 2022 results were published. Furthermore, vehicles with high safety content were reduced in China in May leading to a negative content mix for Autoliv. Government incentives are expected to drive a second half year recovery. Therefore, combined with an improved availability of semiconductors, IHS Markit expects that the second half of 2022 will recover what was lost in the second quarter and thus global LVP growth remains at around 5% for the full year.

Autoliv is accelerating mitigation activities to support our medium-term targets

Autoliv continues to work intensely with customers to secure price increases to compensate for the inflationary pressure and supply chain disruptions. We have made progress on cost recovery through sustainable price increases, with some customer pricing being retroactive to cover costs incurred earlier in 2022. We preserve our ability to seek further adjustments in the future should the need arise.

In parallel with the price negotiations, Autoliv is introducing further cost reductions to reduce annualized spend, mainly by reviewing and prioritizing certain projects, reducing headcount, consultants, and temporary employees.

“Our mitigation activities include price negotiations with customers to support a sustainable business model in the current higher inflationary environment. This includes sustainable price increases and a higher frequency of price adjustments as well as broad-based cost reductions,” says Mikael Bratt, President and CEO of Autoliv. “This means negotiating more flexible customer contracts to ensure that inflationary pressures are effectively pushed through the value chain. It also includes closer engagement with customers to enable more predictable production schedules,” Mikael Bratt continues.

Reiterating full-year indications

Despite the challenging environment, Autoliv reiterates its full-year 2022 indications of an organic sales growth of around 12-17% and an adjusted operating margin of around 5.5%-7.0% based on the assumptions that global LVP will grow by 0-5% and that we continue to achieve our targeted cost inflation compensation objectives.

“We have seen conditions change in the automotive industry which impacts Autoliv and the whole supply chain. Based on Autoliv’s mitigation activities to date and future planned activities, I am comfortable in reiterating our full year organic sales and adjusted operating margin indications despite additional headwind with regards to inflationary pressure and the challenges in China,” says Mikael Bratt, President and CEO of Autoliv. “We maintain a healthy balance sheet and remain committed to a shareholder friendly capital allocation policy as communicated at our Capital Markets Day last year.”

Autoliv Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20600

E-mail: gabriella.ekelund@autoliv.com

Inquiries:

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Ekelund, Tel +46 (70) 612 64 24

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2021, our products saved close to 35,000 lives. Every year our products prevent more than 300,000 severe injuries.

Our more than 60,000 associates in 28 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We drive innovation, research, and development at our 14 technical centers, with their 20 test tracks. Sales in 2021 amounted to US $ 8.2 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720600